EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 8, 2005, relating to the financial statements, which appears in MedicalCV, Inc.’s Annual Report on Form 10-KSB for the year ended April 30, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 23, 2005